UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2010

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2010, Aastrom Biosciences, Inc. (the "Company") entered into a contract manufacturing and supply agreement (the "Agreement") with ATEK Medical, LLC ("ATEK") for the manufacture of the Company’s proprietary cell cassette (the "Product") for use in the Company’s manufacturing process. Pursuant to the Agreement, the Company has granted ATEK the exclusive right to manufacture the Product and to assemble, package, label and sterilize the Product in ATEK’s facilities. ATEK will be responsible for obtaining all of the Company’s approved components pertaining to the Product. The Company is obligated to order and purchase the Product from ATEK on a schedule and in quantities agreed to between the parties. In addition, the Company will provide ATEK with reasonable engineering support to initiate and ramp up manufacturing of the Product and will supply all manufacturing equipment.

The Agreement shall have an initial term of 4 years. At the end of the initial term, the Agreement will terminate automatically without notice unless prior to that time the term is extended by mutual written consent delivered at least 6 months prior to the termination date. The minimum term extension is to be no less than 2 years, except as expressly limited by the Agreement.

The Agreement provides that the Company may discontinue the manufacture of the Product at its sole discretion. In such event, the Company agrees to use commercially best efforts to notify ATEK at least 120 days prior to the Company’s intention to discontinue manufacture of the Product. Failure to provide such notice will not be a breach of the Agreement, but without such notice, the Company agrees to purchase from ATEK (i) certain finished goods that are in usable condition and (ii) certain components or raw materials inventory or work in process in each case to the extent convertible into finished Products.

Either party may terminate the Agreement if the other party materially defaults in the performance of any provision of the Agreement and, should any such default occur, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within 45 days, the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the 45 day period, then the Agreement shall automatically terminate at the end of such period unless an extension is mutually agreed to by both parties. In addition to other remedies, either party may terminate the Agreement at any time if either breaches its confidentiality obligations under the Agreement, in which case termination shall be effective immediately upon receipt of notice of the breach and of termination. Either party may immediately terminate the Agreement by written notice if the other party is or becomes insolvent, appoints or has appointed a receiver for all or substantially all of its assets, or makes an assignment for the benefit of its creditors. In addition, either party may terminate the Agreement by written notice if the other party files a voluntary petition, or has filed against it an involuntary petition, for bankruptcy and such petition is not dismissed within 90 days.

Upon termination of the Agreement, ATEK agrees to provide reasonable technical support at ATEK’s published engineering rates for the transfer of manufacturing technology to an alternative manufacturer chosen by the Company to conduct final manufacture, package and test of the Product in the event that ATEK, for a period of 150 days from the date of receipt of the associated purchase order, is unable to manufacture all of the Company’s orders for any reason, or if ATEK fails or refuses to meet the Company’s orders for the Product pursuant to the terms of the Agreement.

The Agreement provides that each party will indemnify and hold the other party harmless from any claims, actions, proceedings, awards, demands, losses, damages or expenses suffered by the indemnified party claimed or arising from, or relating to, a material breach of the indemnifying party’s representations, warranties or covenants under the Agreement or the indemnifying party’s negligence. The Agreement further provides that ATEK shall not indemnify the Company for any losses claimed or arising from, or relating to, the Company’s intellectual property provided by the Company for the manufacture of or incorporation into the Product or the use of the Product by customers in any manner inconsistent with the Product’s intended purposes. Neither party shall be liable to the other for, nor obligated to allow claims for, special, incidental, consequential, or other indirect damages or expenses of any kind.

The foregoing is a summary description of the terms and conditions of the Agreement that are material to the Company. In addition to the foregoing, the Agreement contains customary terms and conditions, including, but not limited to, representations and warranties of the parties, provisions related to indemnification, confidentiality and assignment. The foregoing summary is qualified in its entirety by the text of the Agreement which is to be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and is incorporated herein by reference. There are no material relationships between the Company and ATEK other than in respect of the Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On November 11, 2010, the Company delivered a notice to Fusion Capital Fund II, LLC ("Fusion") terminating the common stock purchase agreement, dated as of June 12, 2009 (the "Purchase Agreement") by and between the Company and Fusion, with such termination effective as of November 12, 2010. The decision to terminate the Purchase Agreement will allow the Company greater flexibility in its future financing options. As previously disclosed, pursuant to the Purchase Agreement with Fusion, the Company had the right to sell to Fusion up to $30 million of its common stock over a 25-month period, which began on July 1, 2009. Such sales could be made from time to time in amounts between $100,000 and $4 million depending on certain conditions as set forth in the Purchase Agreement. The number of shares that were issuable to Fusion during each sale would be based on a stock price that is the lower of the (a) the lowest sale price of the Company’s common stock on the purchase date or (b) the arithmetic average of the three lowest closing sale prices of the Company’s common stock during the 12 consecutive business days (10 days in certain circumstances) ending on the business day immediately preceding the purchase date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction). The Company controlled the timing and amount of any sales of shares to Fusion and the Purchase Agreement could be terminated by the Company at any time at the Company’s discretion without any cost to the Company. There were no negative covenants, restrictions on future fundings, penalties or liquidated damages in the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 12, 2009 and which is incorporated herein by reference. There are no material relationships between the Company and Fusion other than in respect of the Purchase Agreement. There were no early termination penalties incurred by the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2010, the Board of Directors of the Company (the "Board") approved a change in the Company’s fiscal year end from June 30 to December 31. The Company intends to file the report covering the transition period ending December 31, 2010 on a Form 10-K.

On November 11, 2010, the Board also approved the amended and restated bylaws of the Company, filed as Exhibit 3.1 hereto (the "Bylaws"), to (i) amend Article XI to reflect the December 31 fiscal year end date, (ii) eliminate the provision in Section 1 of Article II which provided that the annual meeting of shareholders should be held in August or September unless the Board has good and sufficient reason to hold it at another time, (iii) eliminate the provisions of Section 2 of Article II which provided the requirements for calling a special meeting of shareholders prior to the Company’s initial public offering, and (iv) eliminate the provision in Article XIII related to notice requirements for changes to the time and place of annual director elections to give greater clarity to Section 5 of Article II of the Bylaws. Such amended Bylaws are to be effective immediately and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

November 12, 2010	By:	/s/ Timothy Mayleben

Name: Timothy Mayleben
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws.